                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           FILED BY THE REGISTRANT [X]
                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           CHECK THE APPROPRIATE BOX:
                         [ ] PRELIMINARY PROXY STATEMENT
                         [X] DEFINITIVE PROXY STATEMENT
                       [ ] DEFINITIVE ADDITIONAL MATERIALS
        [ ] SOLICITING MATERIAL PURSUANT TO RULE 14A-11(C) OR RULE 14A-12

                             INTERWEST BANCORP, INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             INTERWEST BANCORP, INC.

                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
                              [X] NO FEE REQUIRED.
  [ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

       (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
                                       N/A

       (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
                                       N/A

       (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED
                         PURSUANT TO EXCHANGE ACT RULE 0-11:
                                       N/A

       (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
                                       N/A

                        [ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS
               PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

       (1)    AMOUNT PREVIOUSLY PAID:
                                     N/A

       (2)    FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
                                     N/A

       (3)    FILING PARTY:
                                     N/A

December 15, 1997







Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of InterWest Bancorp, Inc., to be held at the Elks Club, 155 Northeast Ernst Street, Oak Harbor, Washington, on Tuesday, January 20, 1998, at 2:00 p.m., local time.

        The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of Bancorp. Directors and Officers of Bancorp, as well as a representative of Ernst & Young LLP, Bancorp's independent auditors, will be present to respond to any questions our stockholders may have.

        PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY MAILED A PROXY CARD.

        We look forward to seeing you at the meeting.

                                            Sincerely,



        Barney R. Beeksma                                Stephen M. Walden
        Chairman of the Board                            President and Chief
                                                         Executive Officer

                             INTERWEST BANCORP, INC.
                            275 SOUTHEAST PIONEER WAY
                          OAK HARBOR, WASHINGTON 98277
                                 (360) 679-4181

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 20, 1998

        NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of InterWest Bancorp, Inc. ("Bancorp") will be held at the Elks Club, 155 Northeast Ernst Street, Oak Harbor, Washington, on Tuesday, January 20, 1998, at 2:00 p.m., local time, for the following purposes:

        (1)    To elect three directors to three-year terms;

        (2) To approve certain amendments to, and restatement of the 1993 Incentive Stock Option Plan; and

        (3) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

        NOTE: The Board of Directors is not aware of any other business to come before the meeting.

        Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on December 2, 1997, are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    MARGARET MORDHORST
                                    SECRETARY

Oak Harbor, Washington
December 15, 1997

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE BANCORP THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT
                                       OF
                             INTERWEST BANCORP, INC.
                            275 SOUTHEAST PIONEER WAY
                          OAK HARBOR, WASHINGTON 98277
                                 (360) 679-4181

                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 20, 1998

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of InterWest Bancorp, Inc. ("Bancorp"), the holding company for InterWest Bank (the "Bank"), to be used at the 1998 Annual Meeting of Stockholders of Bancorp. The Annual Meeting will be held at the Elks Club, 155 Northeast Ernst Street, Oak Harbor, Washington on Tuesday, January 20, 1998, at 2:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about December 15, 1997.

                           VOTING AND PROXY PROCEDURE

        Stockholders of record as of the close of business on December 2, 1997, are entitled to one vote for each share of common stock ("Common Stock") of Bancorp then held. As of December 2, 1997, Bancorp had 8,053,783 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

        The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below and FOR adoption of the amendments to, and restatement of the 1993 Incentive Stock Option Plan ("1993 Plan"). If a stockholder attends the Annual Meeting, he or she may vote by ballot.

        Stockholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of Bancorp or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

        If a stockholder is a participant in InterWest Bank's Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees.

        The directors to be elected at the Annual Meeting will be elected by a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote. Stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast. With respect to the proposal to approve the amendments to, and restatement of the 1993 Plan, stockholders may vote for the proposal, against the proposal or may abstain from voting. Adoption of the amendments to, and restatement of the 1993 Plan will require the affirmative vote of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions will be counted as present and will have the effect of a vote against the proposal. Broker non-votes will not be treated as entitled to vote and will have no effect on the outcome.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

        Persons and groups who beneficially own in excess of five percent of Bancorp's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, management knows of no person who owned more than five percent of the outstanding shares of Common Stock at December 2, 1997. The following table sets forth, as of December 2, 1997, information as to the shares of the Common Stock beneficially owned by each director, by the Chief Executive Officer of Bancorp, by Bancorp's executive officers who received salaries and bonuses in excess of $100,000 during the year ended September 30, 1997, ("named executive officers") and by all executive officers and directors of Bancorp as a group.

                                    NUMBER OF SHARES            PERCENT OF
NAME                             BENEFICIALLY OWNED (1)     SHARES OUTSTANDING
----                             ----------------------     ------------------
DIRECTORS:
Barney R. Beeksma                         259,845                  3.2%
Larry Carlson                              51,444                    *
Michael T. Crawford                         6,500                    *
Jean Gorton                                 7,300                    *
Henry Koetje                              113,965                  1.4%
C. Stephen Lewis                           18,875                    *
Clark H. Mock                               3,500                    *
Russel E. Olson                             6,814                    *
Vern Sims                                 183,400                  2.3%
NAMED EXECUTIVE OFFICERS:
Stephen M. Walden**                       206,060                  2.5%
Gary M. Bolyard**                          67,414                    *
Clark W. Donnell                           92,007                  1.1%
Kenneth G. Hulett                          69,911                    *
H. Glenn Mouw                              68,388                    *
All Executive Officers
and Directors as a Group
(14 persons)                            1,155,423                 14.1%

---------------

*       Less than 1 percent of shares outstanding.

**      Mr. Walden and Mr. Bolyard are also directors of Bancorp.

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and/or investment power. The amounts shown also include the following amounts of Common Stock which the indicated individuals have the right to acquire within 60 days of December 2, 1997, through the exercise of stock options granted pursuant to Bancorp's stock option plans: Mr. Beeksma, 3,363; Mr. Crawford, 500; Ms. Gorton, 500; Mr. Lewis, 500; Mr. Mock, 500; Mr. Olson, 250; Mr. Sims, 500; Mr. Walden, 47,750; Mr. Bolyard, 14,213; Mr. Donnell, 33,125; Mr. Hulett, 28,525;
        Mr. Mouw, 33,075; and all executive officers and directors as a group, 162,801. Shares held in accounts under the Bank's ESOP, as to which the holders have voting power but not investment power, are also included as follows: Mr. Beeksma, 39,629 shares; Mr. Walden, 26,669 shares; Mr. Donnell, 10,809 shares; Mr. Hulett, 11,209 shares; Mr. Mouw, 12,795 shares; and all executive officers and directors as a group, 101,111 shares.

                       PROPOSAL I - ELECTION OF DIRECTORS

        Bancorp's Board of Directors is currently composed of eleven members. Bancorp's articles and bylaws provide that directors will be elected for three-year staggered terms with approximately one third of the directors elected each year. At the Annual Meeting, three directors will be elected to the class of directors whose terms end in 2001. Michael T. Crawford, Jean Gorton and Vern Sims, all of whom are serving presently as directors of Bancorp, have been nominated for election to the term ending in 2001.

        It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why the nominees might be unavailable to serve.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. CRAWFORD AND SIMS AND MS. GORTON.

        The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting.

                                              YEAR FIRST
NAME                           AGE         ELECTED DIRECTOR(1)            TERM TO EXPIRE
----                           ---         -------------------            --------------
BOARD NOMINEES
Michael T. Crawford             59                1994                        2001(2)
Jean Gorton                     63                1991                        2001(2)
Vern Sims                       72                1976                        2001(2)

DIRECTORS CONTINUING IN OFFICE
Gary M. Bolyard                 61                1996                         1999
Henry Koetje                    74                1957                         1999
Clark H. Mock                   61                1993                         1999
Stephen M. Walden               54                1988                         1999

Barney R. Beeksma               65                1974                         2000
Larry Carlson                   65                1996                         2000
C. Stephen Lewis                55                1988                         2000
Russel E. Olson                 66                1988                         2000

---------------
(1)     Includes service on the Board of Directors of the Bank.
(2)     Assuming the individual is re-elected.

        The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

        BARNEY R. BEEKSMA has been associated with the Bank since 1960. He currently serves as the Chairman of the Board after retiring from the position of President and Chief Executive Officer of the Bank in January 1990. Mr. Beeksma served as a representative for the 10th District in the Washington State legislature from 1994 through 1996. Mr. Beeksma served as a director of the Seattle Branch of the Federal Reserve Bank of San Francisco and was actively involved with the U.S. League of Savings Institutions (now America's Community Bankers) having served as Chairman of the organization from November 1988 to November 1989.

        GARY M. BOLYARD currently serves as Vice Chairman/Commercial Banking and a director of Bancorp and the Bank, positions he has held since August 1996. Prior to that time, Mr. Bolyard was President, Chief Executive Officer and a Director of Central Bancorporation and Central Washington Bank and a Director of North Central Washington Bank.

        LARRY CARLSON is a partner in the law firm of Carlson, Drewelow, McMahon & Kottkamp, Inc. PS, in Wenatchee, Washington. Mr. Carlson previously served on the Board of Directors of Central Bancorporation and Central Washington Bank.

        MICHAEL T. CRAWFORD is Vice President, General Manager of Concrete Nor'West, a division of Miles Sand & Gravel Co., Inc., with which he has been associated since 1968.

        JEAN GORTON is Senior Vice President of Planning for Trillium Corporation, Bellingham, Washington, a land development and resource management firm, with which she has been associated since 1983. She is currently serving as a loaned executive to the College of Business and Economics at Washington State University in Pullman, Washington.

        HENRY KOETJE is a stockholder and part-time employee of Koetje Agency, Inc., an insurance and real estate agency located in Oak Harbor, Washington. Mr. Koetje is currently serving as a director and Chairman of the Board of Island Title Co. located in Oak Harbor, Washington.

        C. STEPHEN LEWIS is President and Chief Executive Officer of Weyerhaeuser Real Estate Company, a real estate construction and development subsidiary of the Weyerhaeuser Corporation with which he has been associated since 1970.

        CLARK H. MOCK is a management consultant in banking and real estate having retired in May 1993 as Executive Vice President and Chief Credit Officer of Seattle First National Bank. Mr. Mock's career with Seattle First National Bank covered all phases of credit administration together with the disposition of problem loans and assets.

        RUSSEL E. OLSON retired in December 1994 as Vice President of Finance and Treasurer for the Puget Sound Power & Light Company located in Bellevue, Washington, an electric company with which he had been associated for over 35 years.

        VERN SIMS is the principal owner, President and Chairman of Vern Sims Ford, Inc., a Ford dealership in Sedro-Woolley, Washington, and is a part owner, President and Chairman of Honda dealerships in Mount Vernon, Wenatchee, and Bellingham, Washington.

        STEPHEN M. WALDEN is President and Chief Executive Officer of Bancorp and the Bank. Mr. Walden started his career at the Bank in 1966 and became Vice President in 1974, Senior Vice President in 1977, Executive Vice President in 1984, President and Chief Operating Officer in 1988 and President and Chief Executive Officer in January 1990.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Boards of Directors of Bancorp and the Bank conduct their business through meetings of the Boards and through their committees. During the fiscal year ended September 30, 1997, the Board of Directors of Bancorp held 12 meetings and the Board of Directors of the Bank held 12 meetings. No director of Bancorp or the Bank attended fewer than 75 percent of the total meetings of the Boards and committees on which such person served during this period.

        The Board of Directors of Bancorp and the Bank has an Audit Committee currently consisting of Messrs. Olson (Chairman), Crawford, Carlson, Mock and Ms. Gorton. The purpose of the Committee is to provide direction and oversight to the Internal Auditor and to review the examinations of Bancorp and the Bank by federal and state regulatory authorities and the audit by the independent auditing firm. The Audit Committee met four times during the 1997 fiscal year.

        The Board of Directors of Bancorp and the Bank have an Executive Committee currently consisting of Messrs. Beeksma (Chairman), Sims, Koetje, Olson, Bolyard and Walden. The Committee acts as a decision-making body in lieu of the entire Board of Directors. The Executive Committee meets on an as-needed basis. The Executive Committee met two times during the 1997 fiscal year.

        The Board of Directors of the Bank has a Compensation and Stock Option Committee ("Committee"), consisting of Messrs. Sims (Chairman), Lewis, Koetje and Beeksma. The purpose of the Compensation and Stock Option Committee is to act as an ongoing advisory group to the Board of Directors on executive compensation policies and procedures and other compensation-related items that are corporate in nature (i.e., Bank-wide profit-sharing plans, stock option plans, benefit plans, etc.). The Committee also administers the 1996 Outside Directors Stock Options-For-Fees Plan. The Committee meets annually or on an as-needed basis and met three times during the 1997 fiscal year.

        The Board of Directors of Bancorp has appointed a Nominating Committee consisting of Messrs. Koetje (Chairman), Walden and Mock. The Nominating Committee is responsible for selecting nominees for election as director except that the Board of Directors shall act as a nominating committee for selecting management nominees for election as directors.

                             DIRECTORS' COMPENSATION

        1996 Outside Directors Stock Options-for-Fees Plan ("1996 Director Plan"). Each member of Bancorp's Board of Directors who is not an employee of Bancorp or any subsidiary of Bancorp may participate in the 1996 Director Plan. The 1996 Director Plan, adopted at the 1997 Stockholder meeting, establishes the regular retainer fee for directors at $8,000 per year over the five-year term of the plan. The 1996 Director Plan provides that each eligible director may elect from among three options: (i) receive the $8,000 retainer in cash, payable quarterly, (ii) receive an option covering 250 shares of Common Stock and a $4,000 retainer in cash, payable quarterly, or (iii) receive an option covering 500 shares of Common Stock. As Chairman of the Board, during the fiscal year 1997, Barney R. Beeksma received an annual retainer of $66,495 and contributions to the Bank's ESOP in the amount of $3,329 and to the Bank's 401(k) Plan in the amount of $1,337.

        Pursuant to director elections, which must be submitted by December 31 of each year during the term of the plan, directors will be granted options on the first business day of the calendar year. All stock options awarded under the 1996 Director Plan will have an exercise price equal to 100 percent of the fair market value of the Common Stock on the date of grant. Each option granted under the 1996 Director Plan has a five-year term and will become exercisable on the first anniversary of the grant date. If a director leaves the Board prior to such date, all unexercisable options will be cancelled.

                             EXECUTIVE COMPENSATION

        Summary Compensation Table. The following table sets forth the compensation received by the Chief Executive Officer of Bancorp and the named executive officers for each of the three fiscal years ended September 30, 1997. The Bank pays all compensation.

                                                                                          Long-Term
                                              Annual Compensation                    Compensation Awards
                                              -------------------               ------------------------------
                                                                                Securities
                                                               Other Annual     Underlying      All Other
Name and Position         Year        Salary($)    Bonus($)   Compensation($)   Options(#)    Compensation($)
-----------------         ----        ---------    --------   ---------------   ----------    ---------------
Stephen M. Walden         1997(1)     $227,250     $122,360     $ 25,250(1)        2,000        $ 12,414(2)
  President and Chief     1996         198,674       74,565       22,500           2,500          13,626
  Executive Officer       1995         163,749       73,024       22,125              --          12,000

Clark W. Donnell          1997        $150,000       55,876           --           1,000          14,291(3)
  Executive Vice          1996         128,281       34,263           --           2,500          12,847
  President               1995          98,745       31,920           --              --          10,453

Kenneth G. Hulett         1997         117,501       44,616           --             600          12,640(4)
  Executive Vice          1996         106,694       29,815           --           2,500          10,787
  President               1995          85,377       29,868           --              --           9,696

H. Glenn Mouw             1997         136,251       51,075          800          14,431(5)
  Executive Vice          1996         119,246       32,768           --           2,500          12,016
  President               1995          95,765       31,808           --              --          10,206

Gary M. Bolyard           1997         135,960           --           --             450           4,072(6)
 Vice Chairman/           1996(7)       11,000           --           --              --             330
 Commercial Banking

------------------
(1) Represents an elective contribution by Mr. Walden to a non-qualified deferred compensation plan.

(2) Includes contributions to the Bank's ESOP of $7,759 and to the Bank's Salary Deferral 401(k) Plan and Trust ("401(k) Plan") of $4,655.

(3) Includes contributions to the Bank's ESOP of $8,932 and to the Bank's 401(k) Plan of $5,359.

(4) Includes contributions to the Bank's ESOP of $7,755 and to the Bank's 401(k) Plan of $4,885.

(5) Includes contributions to the Bank's ESOP of $9,019 and to the Bank's 401(k) Plan of $5,412.

(6)     Represents contributions to the Bank's 401(k) Plan of $4,072.

(7) Reflects compensation earned and a contribution to the Bank's 401(k) Plan from September 1, 1996, the day that Mr. Bolyard joined the Bank through September 30, 1996.

        Employment Agreements. The Bank has entered into employment contracts with Messrs. Walden, Mouw, Hulett and Donnell that provide for severance benefits in the event employment is terminated following a change in control of the Bank. Under these agreements, a change in control is defined generally to include a merger involving the Bank, an acquisition of the Bank by another institution or entity, a sale of substantially all of the assets of the Bank, a change in beneficial ownership of 25 percent of the Bank stock or a change in the majority of the Board of Directors. Upon a change in control, Messrs. Walden, Mouw, Hulett and Donnell shall be entitled to a position of the same or similar responsibility or authority and in the same geographical area and total annual compensation and other benefits equal to or in excess of the total annual compensation and benefits available to the employee during the prior 12 months. The employer may terminate the agreement after a change in control, but will be obligated to pay the employee twice the employee's average annual compensation for the past five years.

        In addition, Bancorp and the Bank have entered into an employment agreement with Mr. Bolyard that expires on June 30, 1998. The agreement provides for severance benefits in the event employment is terminated following a change in control of the Bank. Under the agreement, a change in control is defined generally to include a merger or consolidation involving Bancorp or the Bank, an acquisition of Bancorp or the Bank by another institution or entity, a sale of substantially all of the assets of Bancorp or the Bank, a change in beneficial ownership of a majority or more of Bancorp's or the Bank's stock, or a change in the majority of the Board of Directors or Bancorp or the Bank. Upon a change in control, Mr. Bolyard will be entitled to receive all compensation and benefits earned, and all remaining compensation payable through the expiration of the employment agreement.

        Severance Pay Agreements. The Bank entered into Severance Pay Agreements (the "Severance Agreement") with Messrs. Walden, Mouw, Hulett and Donnell to provide these employees with severance pay in the event of termination. The terms of the Severance Agreements provide the employee an amount equal to three week's total compensation for each 12 months of employment with the Bank and, as the case may be, its successors. Total severance would not, however, exceed an amount equal to an employee's total compensation during the prior 12-month period.

        Deferred Compensation Arrangements - The Bank has entered into a Deferred Compensation Agreement with Mr. Walden, the President, Chief Executive Officer and director of Bancorp and the Bank. This agreement has provided for specific contributions from the Bank during the period from January 1990 through January 1995. Currently, Mr. Walden makes elective contributions under the approval of the Committee. All contributions to this Deferred Compensation Agreement are fully vested at all times and increase in value at a rate equal to the Bank's annual portfolio yield, less 0.5 percent. Commencing January 1, 2002, the Bank will make payments to Mr. Walden at his option either through a lump sum payment, or an annuity over a specified period of time.

        Central Bancorporation ("Central") had previously entered into an Executive Deferred Compensation Agreement with Gary M. Bolyard, who was the President, Chief Executive Officer and a director of Central. Pursuant to the acquisition of Central and its bank subsidiary, Central Washington Bank, by Bancorp in August 1996, Bancorp assumed the agreement with Mr. Bolyard that provides for certain deferred payments in consideration of Mr. Bolyard's services and contributions to the growth and progress of Central. Upon retirement on January 1, 2001, death, termination in connection with a disability or a change in control, Mr. Bolyard is entitled to receive $57,635 annually from the date of such event for a period of 15 years. In connection with this agreement, an insurance policy on the life of

Mr. Bolyard in the face amount of $500,000 was purchased to offset future payments which may be made under this deferred compensation agreement.

        Option Grants in Last Fiscal Year. The following table sets forth information concerning the grant of stock options to the Chief Executive Officer and the named executive officers during the fiscal year ended September 30, 1997.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL REALIZABLE
                                                                                VALUE AT
                                                                          ASSUMED ANNUAL RATES
                            INDIVIDUAL GRANTS                                OF STOCK PRICE
                                                                              APPRECIATION
                                                                           FOR OPTION TERM(2)
----------------------------------------------------------------------     -------------------

                        NUMBER OF    % OF TOTAL
          NAME            SHARES      OPTIONS
                        UNDERLYING   GRANTED TO   EXERCISE
                         OPTIONS     EMPLOYEES      PRICE    EXPIRATION      5%          10%
                        GRANTED(1)   IN FISCAL    ($/SHARE)     DATE
                                        YEAR
                        ----------   ----------   ---------  ----------    -------    --------
   Stephen M. Walden      2,000         6.6%       $32.75     12-17-06     $41,193    $104,390

   Clark W. Donnell       1,000         3.3%       $32.75     12-17-06     $20,596     $52,195

   Kenneth G. Hulett       600          2.0%       $32.75     12-17-06     $12,358     $31,317

   H. Glenn Mouw           800          2.6%       $32.75     12-17-06     $16,477     $41,756

   Gary M. Bolyard         450          1.5%       $32.75     12-17-06     $9,268      $23,488

(1) Each option granted vests at the rate of 25 percent per annum. Options will become immediately exercisable in the event of a change in control of Bancorp. Each option was granted under Bancorp's 1993 Plan and has an exercise price equal to the fair market value of the Common Stock on the date of grant. Each of the indicated options was granted on December 17, 1996.

(2) The dollar gains under these columns result from calculations required by the Securities and Exchange Commission's rules and are not intended to forecast future price appreciation of the Common Stock. It is important to note that options have value to the listed executives only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the listed executives to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of Bancorp's Common Stock would be approximately $53.35 and $84.95, respectively, as of the expiration date of the options.

        Option Exercise/Value Table. The following information with respect to options exercised during the fiscal year ended September 30, 1997, and remaining unexercised at the end of the fiscal year, is presented for the Chief Executive Officer and the named executive officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES


                    SHARES
                  ACQUIRED      VALUE       NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                      ON      REALIZED     UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
      NAME        EXERCISE(#)    ($)         OPTIONS AT YEAR END          FISCAL YEAR END (1)
      ----        ----------- --------   ---------------------------  --------------------------
                                         EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                         -----------   -------------  -----------  -------------
Stephen M. Walden     0          $0         47,750         2,750      $1,520,318      $37,188

Clark W. Donnell      0          $0         33,125         2,000      $1,050,191      $31,563

Kenneth G. Hulett   4,500     $150,223      28,525         1,700       $899,218       $29,313

H. Glenn Mouw         0          $0         33,075         1,850      $1,049,816      $30,438

Gary M. Bolyard       0          $0         14,213          337        $487,016        $2,528

(1) On September 30, 1997, the closing price of Common Stock was $40.25. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

        Report of the Compensation Committee. The Committee is responsible for establishing and implementing all compensation policies of Bancorp and its subsidiaries. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of Bancorp and approving an appropriate compensation level. The Chief Executive Officer evaluates the performance of the executive vice presidents of Bancorp and recommends to the Committee individual compensation levels for approval by the Committee.

        The Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and stockholder returns. The principles underlying compensation policies are: (i) to attract and retain key executives who are highly qualified and are vital to the long-term success of Bancorp and its subsidiaries; (ii) to provide levels of compensation competitive with those offered throughout the banking industry;
(iii) to motivate executives to enhance long-term stockholder value by helping them build their own ownership in the corporation; and (iv) to integrate the compensation program with Bancorp's long-term strategic planning and measurement processes.

        Bancorp's current compensation plan involves a combination of salary, bonuses to reward short-term performance, deferred compensation, and grants of stock options to encourage long-term performance. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. The Committee annually reviews Bancorp's industry peer group and the Washington Financial Industry Survey and the America's Community Banker's Survey of salaries to determine competitive salary levels. Individual annual performance is reviewed to determine appropriate salary adjustments.

        A performance bonus plan is in effect for the officers of Bancorp, which is designed to compensate for performance. The plan is designed to provide for bonuses of up to 60 percent of salary for the chief executive officer, up to 45 percent of salary level for executive vice presidents, up to 25 percent of salary for vice presidents, and up to 10 percent of salary for certain other officers. Approximately half of the performance bonus is based on quantifiable data such as return on average equity and the efficiency ratio.
The remainder is based on subjective evaluations of performance.

        The Committee has awarded stock options to employees of Bancorp and its subsidiaries in accordance with the provisions of the 1993 Plan approved by the Board of Directors and the stockholders. Stock options are Bancorp's primary long-range compensation program designed to reward performance that benefits stockholders. Awards of stock options are intended to provide employees with increased motivation and incentive to exert their best efforts on behalf of Bancorp by enlarging their personal stake in its success through the opportunity to increase the value of their stock ownership in Bancorp. Options issued to employees are at a price equal to the average of the closing bid and ask prices of the Common Stock on the date of the grant in order to ensure that any value derived from the grant is realized by stockholders generally. The amount of options granted to an employee is based on the employee's performance and relative responsibilities within Bancorp. Options may have a deferred vesting and will not be exercisable prior to vesting.

        During the fiscal year ended September 30, 1997, the Compensation and Stock Option Committee granted stock options totaling 30,340 shares to employees of Bancorp and its subsidiaries.

        During the fiscal year ended September 30, 1997, the base salary of Stephen M. Walden, President and Chief Executive Officer of Bancorp, was $227,250. In addition to this, he received a performance bonus of $122,360 and was credited with $25,250 in deferred compensation. This resulted in total compensation of $374,860, which represents a 27 percent increase from the previous year. The performance bonus was paid based on his meeting the performance criteria established by the Committee in the performance bonus plan. The Committee believes the increase in compensation is appropriate based on competitive salary surveys and the excellent performance of Bancorp.

        The Committee also administers the 1996 Director Plan, whereby outside directors are paid an annual fee of $8,000 payable in cash, stock options, or a combination of cash and stock options.

                     COMPENSATION AND STOCK OPTION COMMITTEE

               Vern Sims (Chairman)                 Henry Koetje
                Barney R. Beeksma                 C. Stephen Lewis

        Compensation Committee Interlocks and Insider Participation. Mr. Beeksma, a member of the Compensation and Stock Option Committee, was formerly President and Chief Executive Officer of the Bank. He retired from those positions in 1990. Although the Committee approved compensation paid to executive officers, the entire board of directors of Bancorp sets the compensation for Mr. Beeksma as Chairman of the Board of Directors.

        Performance Graph. The following graph compares the cumulative total stockholder return on Bancorp's Common Stock with the cumulative total return on the Nasdaq (U.S. Companies) Index and peer groups of the SNL Thrift Index, the SNL $1-5 Billion Asset Thrift Index and the SNL Western Thrift Index. Total return assumes the reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*










                                                         PERIOD ENDING
                                   -----------------------------------------------------------
INDEX                              9/30/92   9/30/93    9/30/94   9/30/95    9/30/96   9/30/97
-----                              -------   -------    -------   -------    -------   -------
InterWest Bancorp, Inc.              100       153        143       158        306       425
Nasdaq (U.S. Companies Index)        100       131        132       182        216       207
SNL Thrift Index                     100       156        171       223        270       469
SNL $1-5 Billion Thrift Index        100       167        183       241        295       504
SNL Western Thrift Index             100       134        129       166        202       367

*Assumes that the value of the investment in Bancorp's Common Stock and each index was $100 on September 30, 1992, and that all dividends were reinvested

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT


        Section 16(a) of the Exchange Act requires Bancorp's executive officers and directors, and persons who beneficially own more than 10 percent of any registered class of Bancorp's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10 percent stockholders are required by regulation to furnish Bancorp with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms it has received and written representations provided to Bancorp by the above referenced persons, Bancorp believes that during the fiscal year ended September 30, 1997, all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely complied with, except that Messrs. Crawford, Lewis, Mock and Olson and Ms. Gorton each inadvertently filed a late statement of change in beneficial ownership on Form 4 to report the exercise of stock options during January 1997; Mr. Hulett inadvertently filed two late Forms 4 to report the exercise of stock options during December 1996 and June 1997; and Mr. Carlson inadvertently filed three late Forms 4, one to report the exercise of stock options in November 1997, the second to report the sale of common stock in February 1997, and the third to report the transfer of securities from between direct and indirect beneficial ownership in June 1997.


                          TRANSACTIONS WITH MANAGEMENT


        Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public and has adopted a policy to this effect.

           PROPOSAL II - APPROVAL OF AMENDMENTS TO, AND RESTATEMENT OF
                      THE 1993 INCENTIVE STOCK OPTION PLAN

        On October 21, 1997, the Board of Directors of Bancorp adopted, subject to stockholder approval, certain amendments to, and restatement of the 1993 Plan.

        The objective of the 1993 Plan is to reward performance and build the participant's equity interest in Bancorp by providing long-term incentives and rewards to officers, key employees and other persons who provide services to Bancorp and its subsidiaries and who contribute to the success of Bancorp by their innovation, ability, industry, loyalty and exceptional service.

        The amendments adopted by the Board in connection with the amendment and restatement of the 1993 Plan relate to the following items:

        o an amendment authorizing the grant of non-incentive stock options ("NISOs") and providing for the transfer of NISOs by the optionholder to family members;

        o an amendment authorizing the Committee to include a "reload" provision in any stock option agreement entered into after the effective date of the amended and restated plan; and

        o certain changes related to amendments to Rule 16b-3 under the Exchange Act, which exempts certain transactions under employee benefits plans such as the 1993 Plan from the short-swing trading rules of federal securities legislation.

        o miscellaneous amendments to reflect the assumption of the 1993 Plan by Bancorp in connection with the formation of Bancorp in 1995.

        The following summary is a brief description of the material features of the 1993 Plan, as amended and restated, and of the material amendments to the 1993 Plan. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE 1993 PLAN, AS AMENDED AND RESTATED, A COPY OF WHICH IS ATTACHED AS APPENDIX A.

                            SUMMARY OF THE 1993 PLAN

        Type of Stock Option Grants. The 1993 Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and NISOs.

        Administration. As amended and restated, the 1993 Plan is administered by a committee of the Board of Directors consisting of at least two directors who satisfy the "non-employee director" standard in Rule 16b-3 under the Exchange Act. Subject to the terms of the 1993 Plan and resolutions of the Board, the Committee interprets the 1993 Plan and is authorized to make all determination and decisions thereunder. The Committee also determines the participants to whom stock options will be granted, the type and amount of stock options that will be granted and the terms and conditions applicable to such grants.

        Participants. All officers and employees of Bancorp and its subsidiaries, as well as other persons who render services to Bancorp, are eligible to participate in the 1993 Plan. At present, approximately 110 officers and employees have been granted stock options covering, in the aggregate, 249,223 shares of Bancorp's Common Stock since the original effective date of the 1993 Plan that was approved by the stockholders at the 1993 Annual Meeting.

        Number of Shares of Common Stock Available. Shares of Common Stock to be issued under the 1993 Plan may be either authorized but unissued shares, or reacquired shares held by Bancorp in its treasury. Any shares subject to an award, which expires or is terminated unexercised, will again be available for issuance under the 1993 Plan.

        Stock Option Grants. The exercise price of each ISO or NISO will not be less than the fair market value of the Common Stock on the date the ISO or NISO is granted. The aggregate fair market value of the shares for which ISOs granted to any employee may be exercisable for the first time by such employee during any calendar year (under all stock option plans of Bancorp and its subsidiaries) may not exceed $100,000.

        The exercise price of an option may be paid in cash, Common Stock or other property, by the surrender of all or part of the option being exercised, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, or by a combination of these methods, as and to the extent permitted by the Committee.

        Under the 1993 Plan, the Committee may permit participants to transfer options to eligible transferees (as such eligibility is determined by the Committee). Each option may be exercised during the holder's lifetime, only by the holder or the holder's guardian or legal representative, and after death only by the holder's beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Committee determines or as may be specified in the 1993 Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be. However, no option may be exercised after the tenth anniversary of the date the option was granted. The Committee may, at any time and without additional consideration, accelerate the date on which an option becomes exercisable.

        Under the 1993 Plan, as amended and restated, the Committee is authorized to include a "reload" provision in any new option grant that would, in the event a participant uses previously owned shares of Common Stock in payment of the exercise price of outstanding options or the optionee's tax withholding obligation. This provision provides for the automatic grant to the participant of a new option covering the number of shares surrendered, including shares related to the optionee's tax withholding obligation. The new option would be of the same type and be subject to the same terms and conditions as the exercised option.

        Effect of a Change in Control. In the event of a Change in Control (as defined in the 1993 Plan) or imminent Change in Control of Bancorp, each outstanding stock option grant will become fully vested and immediately exercisable. In addition, in the event of a Change in Control or imminent Change in Control, the Committee may, in its discretion, provide for the cash settlement of any stock option.

        Term of the 1993 Plan. The 1993 Plan, as amended and restated, becomes effective upon adoption by the Board, subject to stockholder approval. Any options granted after the amendment and restatement of the 1993 Plan, but prior to receipt of stockholder approval, are contingent upon such approval. The 1993 Plan will expire on the tenth anniversary of the original effective date of the 1993 Plan or January 1, 2003, unless sooner terminated by the Board.

        Amendment of the 1993 Plan. The revision of Rule 16-3 under the Exchange Act eliminated certain restrictions on a Board of Director's ability to amend an employee benefit plan without stockholder approval. As amended and restated, the 1993 Plan allows the Board to amend the 1993 Plan without stockholder approval unless such approval is required to comply with a tax law or regulatory requirement.

        Certain Federal Income Tax Consequences. The following brief description of the tax consequences of stock option grants under the 1993 Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

        There are no federal income tax consequences either to the optionee or to Bancorp upon the grant of an ISO and/or NISO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and Bancorp will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is includible in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and Bancorp will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, Bancorp will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

        On exercise of an NISO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by Bancorp. Bancorp must properly withhold taxes in respect of the exercise. This disposition of shares acquired upon the exercise of a NISO will generally result in a capital gain or loss for the optionee but will have no tax consequences for Bancorp.

        New 1993 Plan Benefits. Although Bancorp anticipates that option grants will be made to officers and employees on or after the effective date of the amended and restated 1993 Plan, no specific determinations have been made regarding the timing, recipients, size or terms of individual awards.

        Vote Required and Board of Directors' Recommendation. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENTS TO, AND RESTATEMENT OF THE 1993 PLAN. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting will be required to approve the amendments to, and the restatement of the 1993 Plan.


                                    AUDITORS

        The Board of Directors has appointed Ernst & Young LLP, independent auditors, to serve as Bancorp's independent auditors for the fiscal year ending September 30, 1998. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if he or she so desires.


                                  OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.


                              STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in the proxy materials of Bancorp for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Bancorp's main office at 275 Southeast Pioneer Way, Oak Harbor, Washington, no later than August 20, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

        In addition, Bancorp's Bylaws provide that if a stockholder intends to nominate a candidate for election as a director, the stockholder must deliver written notice of his or her intention to the Secretary of Bancorp not less than thirty days nor more than sixty days prior to the date of a meeting of stockholders; provided, however, that if less than thirty-one days' notice of the meeting is given to stockholders, such written notice must be delivered to the Secretary of Bancorp not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of Bancorp that are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the stockholder giving such notice (a) his or her name and address as they appear on Bancorp's books and (b) the class and number of shares of Bancorp which are beneficially owned by such stockholder.


                                  MISCELLANEOUS

        The cost of solicitation of proxies will be borne by Bancorp. Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of Bancorp may solicit proxies personally or by telecopier or telephone at their regular salary or hourly compensation.

        Bancorp's 1997 Annual Report to Stockholders has been mailed along with this Proxy Statement to all stockholders of record as of the close of business on December 2, 1997. Any stockholder that has not received a copy of such annual report may obtain a copy by writing to Bancorp. Such annual report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

        A copy of Bancorp's Form 10-K as filed with the Securities and Exchange Commission will be furnished without charge to stockholders of record as of December 2, 1997, upon written request to Margaret Mordhorst, Secretary, InterWest Bancorp, Inc., 275 Southeast Pioneer Way, Oak Harbor, Washington 98277.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            MARGARET MORDHORST
                                            SECRETARY
Oak Harbor, Washington
December 15, 1997

                                                                      APPENDIX A

                             INTERWEST BANCORP, INC.

                              AMENDED AND RESTATED
                        1993 INCENTIVE STOCK OPTION PLAN


        1. Purpose of the Plan. The Plan shall be known as the InterWest Bancorp, Inc. Amended and Restated 1993 Incentive Stock Option Plan (the "Plan"). Prior to the formation of the Holding Company, the Plan was maintained by the Holding Company's wholly-owned subsidiary, InterWest Bank. The purpose of the amendment and restatement is to reflect the assumption of the Plan by the Holding Company, to incorporate provisions relating to the grant of Non-Incentive Stock Options, and to make other changes deemed necessary and appropriate by the Board. The purpose of the Plan is to attract and retain the best available personnel as officers and employees and to provide additional incentive to employees of the Holding Company or any present or future parent or subsidiary of the Holding Company to promote the success of the business. The Plan is intended to provide for the grant of Incentive Stock Options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Non-Incentive Stock Options. Each and every one of the provisions of the Plan relating to Incentive Stock Options shall be interpreted to conform to the requirements of Section 422 of the Code.

        2. Definitions. As used herein, the following definitions shall apply.

               (a) "Award" means the grant by the Committee of an Incentive Stock Option, a Non-Incentive Stock Option, or any combination thereof, as provided in the Plan.

               (b) "Board" shall mean the Board of Directors of the Holding Company.

               (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (d) "Common Stock" shall mean common stock, $.20 par value per share, of the Holding Company.

               (e) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with paragraph 4(a) of the Plan.

               (f) "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment by the Holding Company or any present or future Parent or Subsidiary of the Holding Company. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Holding Company or in the case of transfers between payroll locations of the Holding Company or between the Holding Company, its Parent, its Subsidiaries or a successor.

               (g) "Effective Date" shall mean the date specified in Section 14 hereof.

               (h) "Employee" shall mean any person employed by the Holding Company or any present or future Parent or Subsidiary of the Holding Company.

               (i) "Holding Company" shall mean InterWest Bancorp, Inc., a Washington corporation.

               (j) "Incentive Stock Option" or "ISO" means an option to purchase Shares granted by the Committee pursuant to Section 7 hereof which is subject to the limitations and restrictions of Section 7 hereof and is intended to qualify under Section 422 of the Code.

               (k) "Non-Incentive Stock Option" or "Non-ISO" means an option to purchase Shares granted by the Committee pursuant to Section 8, which option is not intended to qualify under Section 422 of the Code.

               (l) "Option" shall mean an Incentive or Non-Incentive Stock Option granted pursuant to this Plan.

               (m) "Optioned Stock" shall mean stock subject to an Option granted pursuant to the Plan.

               (n)  "Optionee" shall mean any person who receives an Option.

               (o) "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Subsections 424(e) and (g) of the Code.

               (p) "Participant" means any officer or key employee of the Holding Company or any Parent or Subsidiary of the Holding Company or any other person providing a service to the Holding Company who is selected by the Committee to receive an Award.

               (q) "Plan" shall mean this InterWest Bancorp, Inc. Amended and Restated 1993 Incentive Stock Option and Plan.

               (r)  "Share" shall mean one share of the Common Stock.

               (s) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections 424(f) and
(g) of the Code.

        3. Shares Subject to the Plan. Except as otherwise required by the provisions of Section 12 hereof, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall not exceed 644,000 shares. Such Shares may either be authorized but unissued or treasury shares.

               An Award shall not be considered to have been made under the Plan with respect to any Option which terminates and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

        4.     Administration of the Plan.

               (a) Composition of the Committee. The Plan shall be administered by the Committee consisting of at least two directors of the Holding Company who are "nonemployee directors" within the meaning of Rule 16b-3 of the regulations issued under the Securities Exchange Act of 1934, as amended.

               (b) Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the expressed provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Awards to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Awards without the consent of the Participant.

               The Chairman of the Holding Company and such other officers as shall be designated by the Committee are hereby authorized to execute instruments evidencing Awards on behalf of the Holding Company and to cause them to be delivered to the Participants.

               (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

        5.     Eligibility.

               (a) Awards may be granted to officers, key employees and other persons. The Committee shall from time to time determine the officers and key employees and other persons who shall be granted Options or Awards under the Plan, the number to be granted to each such officers and key employees and other persons under the Plan, and whether Options granted to each such Participant under the Plan shall be Incentive and/or Non-Incentive Stock Options. In selecting Participants and in determining the number of shares of Common Stock to be granted to each such Participant pursuant to each Award granted under the Plan, the Committee may consider the nature of the services rendered by each such Participant, each such Participant's current and potential contribution to the Holding Company, and such other factors as the Committee may, in its sole discretion, deem relevant. Officers and key employees or other persons who have been granted an Award may, if otherwise eligible, be granted additional Options or Awards.

               (b) The aggregate fair market value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by each Employee during the calendar year in which they are first exercisable (under all Incentive Stock Option plans, as defined in Section 422 of the Code, of the Holding Company or any present or future Parent or Subsidiary of the Holding Company) shall not exceed $100,000. Notwithstanding the prior provisions of this Section 5, the Committee may grant Options in excess of the foregoing limitations, provided said Options shall be clearly and specifically designated as not being Incentive Stock Options, as defined in
Section 422 of the Code.

        6.     Term of Plan. The Plan shall continue in effect for a term of ten
(10) years from January 1, 1993, the original effective date of the Plan prior to its amendment and restatement, unless sooner terminated pursuant to Section
17. No Option shall be granted under the Plan after ten (10) years from January 1, 1993.

        7. Terms and Conditions of Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Each Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each and every Incentive Stock Option granted pursuant to the Plan shall comply with, and be subject to, the following terms and conditions:

               (a)    OPTION PLAN.

                      (i) The price per share at which each Incentive Stock Option granted under the Plan may be exercised shall not, as to any particular Incentive Stock Option, be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted. For such purposes, the price per share shall be not less than the average of the bid and asked price on the business day preceding the grant of the options.

                      (ii) In the case of an Employee who owns Common Stock representing more than ten percent (10%) of the outstanding Common Stock at the time the Incentive Stock Option is granted, the Incentive Stock Option price shall not be less than one hundred and ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

               (b)    PAYMENT.

               Full payment for each share of Common Stock purchased upon the exercise of any Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Holding Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefor has been received by the Holding Company, and no Optionee shall have any of the rights of a shareholder of the Holding Company until shares of Common Stock are issued to him.

               (c)    TERM OF INCENTIVE STOCK OPTION.

               The term of each Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Incentive Stock Option is granted, provided that in the case of an Employee who owns stock representing more than 10% of the Common Stock outstanding at the time the Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five (5) years.

               (d)    EXERCISE GENERALLY.

               Except as otherwise provided in Section 9 hereof, no Incentive Stock Option may be exercised unless the optionee shall have been in the employ of the Holding Company at all times during the period beginning with the date of grant of any such Incentive Stock Option and ending on the date three (3) months prior to the date of exercise of any such Incentive Stock Option. The Committee may impose additional conditions upon the right of an Optionee to exercise any Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan or the requirements for qualification as an Incentive Stock Option under Section 422 of the Code.

               (e)    TRANSFERABILITY.

               Any Incentive Stock Option granted pursuant to the Plan shall be exercised during any Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

        8. Terms and Conditions of Non-Incentive Stock Options. Each Non-Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each and every Non-Incentive Stock Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

               (a)    OPTION PRICE.

               The exercise price per share of Common Stock for each Non-Incentive Stock Option granted pursuant to the Plan shall be determined in the same manner as the exercise price of an Incentive Stock Option by applying the provisions of Section 7(a) of the Plan.

               (b)    PAYMENT.

               Full payment for each share of Common Stock purchased upon the exercise of any Non-Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Non-Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Holding Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefor has been received by the Holding Company and no Optionee shall have any of the rights of a shareholder of the Holding Company until the shares of Common Stock are issued to him.

               (c)    TERM.

               The term of each Non-Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Non-Incentive Stock Option is granted.

               (d)    EXERCISE GENERALLY.

               The Committee may impose additional conditions upon the right of any Participant to exercise any Non-Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan.

               (e)    TRANSFERABILITY.

               Except as provided herein, no Non-Qualified Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution. The Committee shall have discretionary authority to permit the transfer of any Non-Incentive Stock Option to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners; provided, however, that a transferred Non-Incentive Stock Option may be exercised by the transferee on any date only to the extent that the Optionee would have been entitled to exercise the Non-Incentive Stock Option on such date had the Non-Incentive Stock Option not been transferred. Any transferred Non-Incentive Stock Option shall remain subject to the terms and conditions of the Participant's stock option agreement.

        9. Effect of Termination of Employment, Disability or Death on Incentive Stock Options.

               (a)    TERMINATION OF EMPLOYMENT.

               In the event that any Optionee's employment by the Holding Company shall terminate for any reason, other than Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code) or death, all of any such Optionee's Incentive Stock Options, and all of any such Optionee's rights to purchase or receive shares of Common Stock pursuant thereto, shall automatically terminate on the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the expiration of not more than three (3) months after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment. In the event that a subsidiary ceases to be a subsidiary of the Holding Company, the employment of all of its employees who are not immediately thereafter employees of the Holding Company shall be deemed to terminate upon the date such subsidiary so ceases to be a subsidiary of the Holding Company.

               (b)    DISABILITY.

               In the event that any Optionee's employment by the Holding Company shall terminate as the result of the Permanent and Total Disability of such Optionee, such Optionee may exercise any Incentive Stock Options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment.

               (c)    DEATH.

               In the event of the death of any Optionee, any Incentive Stock Options granted to any such Optionee may be exercised by the person or persons to whom the Optionee's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Optionee's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of death of such Optionee but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of death. For purposes of this Section 9(c), any Incentive Stock Option held by an Optionee shall be considered exercisable at the date of his death if the only unsatisfied condition precedent to the exercisability of such Incentive Stock Option at the date of death is the passage of a specified period of time.

               (d)    INCENTIVE STOCK OPTIONS DEEMED EXERCISABLE.

               For purposes of Sections 9(a), 9(b) and 9(c) above, any Incentive Stock Option held by any Optionee shall be considered exercisable at the date of the termination of his employment if any such Incentive Stock Option would have been exercisable at such date of termination of employment.

               (e)    TERMINATION OF INCENTIVE STOCK OPTIONS.

               To the extent that any Incentive Stock Option granted under the Plan to any Optionee whose employment by the Holding Company terminates shall not have been exercised within the applicable period set forth in this Section 9, any such Incentive Stock Option, and all rights to purchase or receive shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable period.

        10. Effect of Termination of Employment, Disability or Death on Non-Incentive Stock Options. To the extent that any Non-Incentive Stock Option granted under the Plan to any Optionee whose employment by the Holding Company or the Association has terminated for any reason other than for cause, shall not have been exercised, such Non-Incentive Stock Option, and the right to purchase or receive shares of Common Stock pursuant thereto, as the case may be, shall terminate upon the earlier to occur of (1) the date that is ten (10) years from the date of grant of the Non-Incentive Stock Option or (2) the date that is one
(1) year from the date of the Optionee's termination of employment (two (2) years in the event of termination of employment by reason of death or Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code)).

        11. Right of Repurchase and Restrictions on Disposition. The Committee, in its sole discretion, may include, as a term of any Incentive Stock Option or Non-Incentive Stock Option, the right (the "Repurchase Right"), but not the obligation, to repurchase all or any amount of the Shares acquired by an Optionee pursuant to the exercise of any such Options. The intent of the Repurchase Right is to encourage the continued employment of the Optionee. The Repurchase Right shall provide for, among other things, a specified duration of the Repurchase Right, a specified price per Share to be paid upon the exercise of the Repurchase Right and a restriction on the disposition of the Shares by the Optionee during the period of the Repurchase Right. The Repurchase Right may permit the Holding Company to transfer or assign such right to another party. The Holding Company may exercise the Repurchase Right only to the extent permitted by applicable law.

        12. Recapitalization, Merger, Consolidation, Change in Control and Similar Transactions.

               (a)  ADJUSTMENT.

               Subject to any required action by the shareholders of the Holding Company, the aggregate number of shares of Common Stock for which stock options may be granted hereunder, the number of shares of Common Stock covered by each outstanding stock option, and the exercise price per share of Common Stock of each such stock option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without the receipt of consideration by the Holding Company.

               (b)  CHANGE IN CONTROL.

               All outstanding Options shall become immediately exercisable in the event of a change in control or imminent change in control of the Holding Company, as determined by the Committee. In the event of such a change in control or imminent change in control, the Optionee shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the fair market value of the Common Stock subject to any Incentive Stock Option over the Option Price of such shares, in exchange for the surrender of such Options by the Optionee on that date in the event of a change in control or imminent change in control of the Holding Company. For purposes of this Section, "change in control" shall mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Holding Company; (ii) the execution of an agreement for a merger or recapitalization of the Holding Company or any merger or recapitalization whereby the Holding Company is not the surviving entity;
(iii) a change of control of the Holding Company, as otherwise defined or determined under regulations promulgated by any applicable bank regulatory agency; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Holding Company by any person, trust, entity or group. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. For purposes of this Section, "imminent change in control" shall refer to any offer or announcement, oral or written, by any person or persons acting as a group, to acquire control of the Holding Company. The decision of the Committee as to whether a change in control or imminent change in control has occurred shall be conclusive and binding.

               (c)    EXTRAORDINARY CORPORATE ACTION.

               Subject to any required action by the shareholders of the Holding Company, in the event of any change in control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Committee, in its sole discretion, shall have the power, prior or subsequent to such action or event to:

                      (i) appropriately adjust the number of shares of Common Stock subject to each stock option, the exercise price per share of Common Stock, and the consideration to be given or received by the Holding Company upon the exercise of any outstanding Option;

                      (ii) cancel any or all previously granted Options, provided that appropriate consideration is paid to the Optionee in connection therewith; and/or

                      (iii) make such other adjustments in connection with the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate or advisable; provided, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of
        Section 422 of the Code.

                      Except as expressly provided in Section 12(a) and 12(b) hereof, no Optionee shall have any rights by reason of the occurrence of any of the events described in this Section 12.

               (d)    ACCELERATION.

               The Committee shall at all times have the power to accelerate the exercise date of Options previously granted under the Plan.

        13. Time of Granting Options. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

        14. Effective Date. This amended and restated Plan shall become effective upon adoption by the Board. Options may be granted prior to ratification of the Plan by the stockholders if the exercise of such Options is subject to such stockholder ratification.

        15. Approval of Stockholders. The amended and restated Plan shall be approved by stockholders of the Holding Company within twelve (12) months before or after the date it becomes effective.

        16. Modification of Options. At any time and from time to time, the Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or shall not materially decrease the Optionee's benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under Section 18 hereof.

        17.    Reload Options.

        On or after the grant date of any Non-Incentive Stock Option (or any Incentive Stock Option awarded on or after the Effective Date of the Plan), the Committee may provide for the automatic grant to the Optionee of a "reload" Option in the event the Optionee surrenders Shares of Common Stock in satisfaction of the exercise price upon the exercise of an Option or the Optionee's tax withholding obligation. Each reload Option shall cover the same number of Shares of Common Stock as the number of Shares of Common Stock utilized by the Optionee to exercise the original Option (including shares related to the Optionee's tax withholding obligation) and shall, to the extent not inconsistent with any requirements applicable to an Incentive Stock Option under the Code, be of the same type as the original Option.

        18.    Amendment and Termination of the Plan.

               (a)    ACTION OF THE BOARD.

        The Board shall have complete power and authority to amend the Plan at any time it is deemed necessary or appropriate; provided, however, that no amendment shall be made without shareholder approval if such approval is necessary for the Holding Company to comply with an applicable tax law or regulatory requirement. No termination or amendment of the Plan may, without the consent of the Optionee to whom any award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such award.

               (b)    CHANGE IN APPLICABLE LAW.

               Notwithstanding any other provision contained in the Plan, in the event of a change in any Federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Incentive and/or Non-Incentive Stock Option unlawful or subject the Holding Company to any penalty, the Committee may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

        19. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange upon which the Shares may then be listed.

               The inability of the Holding Company to obtain from any regulatory body or authority deemed by the Holding Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Holding Company of any liability with respect to the nonissuance of such Shares.

               As a condition to the exercise of an Option, the Holding Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of Federal or state securities law.

        20. Reservation of Shares. During the term of the Plan, the Holding Company will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

        21. Unsecured Obligation. No Participant under the Plan shall have any interest in any fund or special asset of the Holding Company by reason of the Plan or the grant of any Incentive or Non-Incentive Stock Option to him under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Incentive or Non-Incentive Stock Option hereunder and there shall be no required funding of amounts which may become payable to any Participant.

        22. Withholding Tax. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Holding Company shall have the right to require the Participant or such other person to pay the Holding Company the amount of any taxes which the Holding Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

        24. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Washington, except to the extent that Federal law shall be deemed to apply.

                                 REVOCABLE PROXY
                             INTERWEST BANCORP, INC.


                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 20, 1998

        The undersigned hereby appoints Directors Koetje, Sims and Walden of the Board of Directors of InterWest Bancorp, Inc. ("Bancorp") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Bancorp which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Elks Club, 155 Northeast Ernst Street, Oak Harbor, Washington, on Tuesday, January 20, 1998, at 2:00 p.m., local time, and at any and all adjournments thereof, as follows:

                                                   FOR           WITHHELD
                                                   ---           --------
1.      The election as director of the nominees
        listed below (except as marked to the
        contrary below).                            [ ]             [ ]

        Michael T. Crawford
        Jean Gorton
        Vern Sims

        INSTRUCTIONS:  To withhold your vote
        For any individual nominee, write the
        nominee's name on the line below.



                                                   FOR      AGAINST   ABSTAIN
                                                   ---      -------   -------
2.      To approve the adoption of amendments
        to, and the restatement of Bancorp's
        1993 Incentive Stock Option Plan           [ ]        [ ]        [ ]

3. To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

        The Board of Directors recommends a vote "FOR" the listed propositions.

        This proxy also provides voting instructions to the Trustees of InterWest Bank's Employee Stock Ownership Plan for participants with shares allocated to their accounts.

        THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT WILL VOTE THIS PROXY. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO APPROVAL OF THE MINUTES OF THE PRIOR MEETING OF STOCKHOLDERS, THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 1998 ANNUAL MEETING.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

        Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Bancorp at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from Bancorp prior to the execution of this proxy of Notice of Annual Meeting of Stockholders, a proxy statement dated December 15, 1997, and an Annual Report to Stockholders.


Dated: _____________________, 199____



----------------------------------          -----------------------------------
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER



----------------------------------          -----------------------------------
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE.